EXHIBIT 99.1
News Release

Contacts:
Media - Lisa H. Jester, Corporate Manager, Communications and Public Relations (513) 425-2510
Investors - Douglas O. Mitterholzer, General Manager, Investor Relations (513) 425-5215

AK Steel Provides Fourth Quarter 2015 Earnings Guidance

West Chester, OH, December 17, 2015 - AK Steel (NYSE: AKS) today provided guidance for its fourth quarter 2015 financial results. AK Steel said that it expects to report a net loss of $0.33 to $0.38 per diluted share of common stock for the fourth quarter of 2015, including approximately $0.42 per diluted share for charges related to the previously announced temporary idling of the blast furnace and related steelmaking operations at its Ashland, Kentucky Works facility (discussed below) and an impairment charge on its investment in its discontinued insurance operations (discussed below). The company said that it expects lower shipments in the fourth quarter compared to the third quarter principally due to the ongoing effects in the carbon steel spot market from what the company believes are unfairly traded steel imports.
For the fourth quarter of 2015, AK Steel expects shipments of approximately 1.6 million tons, or about 14% lower than the third quarter of 2015. The lower shipments reflect AK Steel’s decision to reduce sales to the carbon steel spot market due to the adverse impact on pricing from high levels of imported steel.
AK Steel expects an average selling price of approximately $930 per ton for the fourth quarter of 2015, about 2% higher than the third quarter of 2015. The higher selling price is primarily due to a greater mix of higher value products sold into the automotive market. However, despite the slight rise compared to the prior quarter, the company’s average selling price continues to be negatively impacted by the excess supply of low-priced foreign steel imported to the U.S. market.
The company’s financial results for the fourth quarter of 2015 are expected to include charges of approximately $32.0 million, or $0.18 per diluted share, for supplemental unemployment and other employee benefit costs, as well as other costs incurred to idle the Ashland Works steelmaking operations. In addition, beginning in the first quarter of 2016, the company estimates it will incur on-going costs of approximately $2.0 to $3.0 million per month related to the idled Ashland Works operations. The company expects that benefits from focused cost reduction measures, higher operating rates at its blast furnaces at the Middletown, Ohio Works and Dearborn, Michigan Works and a better product mix resulting from lower shipments to the carbon spot market will offset the on-going fixed costs associated with the idled Ashland Works blast furnace and steelmaking operations.
In conjunction with AK Steel’s ongoing strategic review of its business and operations, the company has reevaluated its investment in AFSG Holdings, Inc. (AFSG), the holding company of its discontinued insurance operations. During the fourth quarter of 2015, AK Steel expects to receive a distribution, subject to insurance regulatory approval, of approximately $14.0 million from AFSG. In connection with this distribution, AK Steel’s remaining investment in AFSG has been determined to be impaired and the company expects to recognize a non-cash charge of approximately $41.0 million, or $0.24 per diluted share, to write off its remaining investment in AFSG.

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The company said that it expects to record higher income tax expense of approximately $34.0 million, or $0.19 per diluted share, for the fourth quarter of 2015, compared to income tax expense of $17.2 million, or $0.10 per diluted share, in the third quarter of 2015, as a result of year-to-date effects of an increase in the company’s estimated LIFO income. This reflects an expected LIFO credit of approximately $84.0 million in the fourth quarter of 2015, compared to a LIFO credit of $44.8 million in the third quarter of 2015. The company’s income tax provision is primarily related to changes in the company’s LIFO reserve, which results in a tax valuation allowance adjustment related to the company’s deferred tax assets.
Under its method of accounting for pension and other postretirement benefit plans, the company recognizes into income, as a fourth quarter adjustment, any unrecognized actuarial gains and losses that exceed 10% of the larger of projected benefit obligations or plan assets (the “corridor”). These corridor charges are driven mainly by changes in assumptions and by events and circumstances beyond the company’s control, primarily changes in interest rates, performance of the financial markets, healthcare cost trends and mortality and retirement experience. It thus is impossible to reliably forecast or predict whether the company will incur a corridor charge in any given year or, if it does, what the magnitude of that charge will be. Based upon currently available information and reasonable projections, it is likely that the company may incur a corridor charge in the fourth quarter of 2015, depending on year-end interest rates and pension plan asset values.

AK Steel
AK Steel is a world leader in the production of flat-rolled carbon, stainless and electrical steel products, primarily for automotive, infrastructure and manufacturing, construction and electrical power generation and distribution markets. Headquartered in West Chester, Ohio (Greater Cincinnati), the company employs approximately 8,000 men and women at eight steel plants, two coke plants and two tube manufacturing plants across six states: Indiana, Kentucky, Michigan, Ohio, Pennsylvania and West Virginia. Additional information about AK Steel is available at www.aksteel.com.

Safe Harbor Statement
The statements in this release reflect management’s estimates and beliefs and are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify such forward-looking statements. These forward-looking statements reflect the current belief and judgment of the company’s management, but are not guarantees of future performance or outcomes. They are based on a number of assumptions and estimates that are inherently subject to economic, competitive, regulatory, and operational risks, uncertainties and contingencies that are beyond the company’s control, and upon assumptions with respect to future business decisions and conditions that are subject to change.

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Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors, including different or lesser-than-expected impacts as a result of the pending and anticipated future carbon steel trade case filings, including impacts on the volume of foreign carbon steel imports, domestic steel shipments and selling prices, or AK Steel’s shipment levels, carbon steel spot market prices, production levels or per ton operating costs; reduced selling prices, shipments and profits associated with a highly competitive industry with excess capacity; changes in the cost of raw materials and energy; the company’s significant amount of debt and other obligations; severe financial hardship or bankruptcy of one or more of the company’s major customers; reduced demand in key product markets due to competition from aluminum or other alternatives to steel; increased global steel production and imports; excess inventory of raw materials; supply chain disruptions or poor quality of raw materials; production disruption or reduced production levels; the company’s healthcare and pension obligations and related laws and regulations; not timely reaching new labor agreements; major litigation, arbitrations, environmental issues and other contingencies; regulatory compliance and changes; climate change and greenhouse gas emission limitations; conditions in the financial, credit, capital or banking markets; the company’s use of derivative contracts to hedge commodity pricing volatility; ongoing challenges faced by Magnetation; inability to fully realize benefits of long-term cost savings initiatives; inability to hire or retain skilled labor and experienced manufacturing and mining managers; information technology security threats and cybercrime; adverse effects on the company’s operations and/or financial results related to Magnetation’s bankruptcy; failure to achieve the estimated synergies and other expected benefits of the acquisition of Severstal Dearborn, LLC and/or to integrate it successfully; the failure to receive insurance regulatory agency approvals required to effect the distribution from AFSG and its affiliates to AK Steel; as well as those risks and uncertainties discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2014, as updated in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only to management’s plans, assumptions and expectations as of the date hereof. The company disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

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